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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SUMMER INFANT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUMMER INFANT, INC.
1275 Park East Drive
Woonsocket, RI 02895

NOTICE OF
2010 ANNUAL MEETING OF STOCKHOLDERS

        Notice is hereby given that the 2010 Annual Meeting of Stockholders of Summer Infant, Inc. will be held at 10:00 a.m. on Thursday, June 3, 2010, at Summer Infant's principal executive offices, 1275 Park East Drive, Woonsocket, Rhode Island, to consider and act upon the following matters:

  1.
  To elect two Class C directors, each to serve for a three-year term expiring in 2013;

  2.
  To amend our Amended and Restated Certificate of Information to decrease the number of authorized shares of common stock from 100,000,000 to 49,000,000;

  3.
  To ratify the appointment of Caturano and Company, P.C., an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2010; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

        Stockholders owning Summer Infant shares at the close of business on April 29, 2010 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,
Jason Macari Chief Executive Officer

Woonsocket, Rhode Island
[May 3], 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2010. The proxy materials relating to the Annual Meeting, including the proxy statement and proxy card, are available at no cost on our website at www.summerinfant.com. You may also request copies of the proxy materials from our company as described in the enclosed proxy statement.

Whether or not you plan to attend the Annual Meeting, and in order to ensure that your shares are represented at the Annual Meeting, please sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. If you plan to attend to attend the Annual Meeting and need directions to our offices, please telephone (401) 671-6550.

SUMMER INFANT, INC.
1275 Park East Drive
Woonsocket, RI 02895

PROXY STATEMENT

2010 Annual Meeting of Stockholders

        This Proxy Statement is furnished by the Board of Directors of Summer Infant, Inc., a Delaware corporation, in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders to be held on Thursday, June 3, 2010, and at any adjournments or postponements of that meeting. Our Board of Directors has fixed April 29, 2010 as the record date for determining those stockholders entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on April 29, 2010 will be entitled to vote at the Annual Meeting. We intend to first mail or give to holders of our common stock this Proxy Statement and the accompanying proxy card on or about May 3, 2010.

        Any proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the stockholder's instructions on the proxy card. If no instructions are given on the proxy card, the proxy will be voted (1) FOR the election as directors of the nominees named in this proxy statement, (2) FOR the amendment to our Amended and Restated Certificate of Incorporation described in this proxy statement, (3) to ratify the appointment of Caturano and Company, P.C., an independent public accounting firm, as the independent auditor of our company for the year ending December 31, 2010, and (4) as the persons specified in the proxy deem advisable on such other business as may properly come before the meeting. At present, management knows of no additional business to be presented at the Annual Meeting, but if other business is presented, the persons named in the proxy card and acting under the proxy card will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

Revocability of Proxies

        A proxy may be revoked at any time prior to its exercise:

  •
  by submitting a written notice revoking that proxy, addressed to our Board of Directors at our principal office at 1275 Park East Drive, Woonsocket, RI 02895, or

  •
  at the Annual Meeting prior to the taking of a vote.

        Any stockholder entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to our stockholders at the Annual Meeting, whether or not that stockholder has previously given a proxy.

Solicitation of Proxies

        Proxies in the form enclosed are solicited by our Board of Directors. Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone, e-mail or by facsimile transmission by our directors, officers and other employees. We will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of our management, mail material to, or otherwise communicate with, the beneficial owners of our common stock held of record by those brokers, custodians, nominees or other fiduciaries.

Householding of Special Meeting Materials

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of these proxy materials may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of these proxy materials to any stockholder upon written or verbal request to us at our principal office at 1275 Park East Drive, Woonsocket, RI 02895, telephone: (401) 671-6550. Any stockholder who wants to receive separate copies of proxy materials in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact that stockholder's bank, broker, or other nominee record holder, or that stockholder may contact us at the address and phone number set forth above.

Voting Securities

        As of April 29, 2010, the record date for the Annual Meeting, there were [15,437,477] shares of common stock issued and outstanding, all of which are entitled to vote at the Annual Meeting. Fractional shares will not be entitled to vote, but each full share of common stock entitles the holder of that share to one vote on all matters properly brought before the Annual Meeting. At present, our common stock is the only class of our capital stock that is issued and outstanding.

Vote Required

        Each stockholder is entitled to one vote for each share held by that stockholder on April 29, 2010. The representation in person or by proxy of at least a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Abstentions and "broker non-votes," as described below, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

        The affirmative vote of a plurality of the shares of our common stock represented in person or by proxy at the Annual Meeting is necessary for the election of directors. The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary for the approval of the amendment to our Amended and Restated Certificate of Incorporation. The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of the other proposals described in this proxy statement. With regard to these proposals, shares which are entitled to vote but abstain from voting on a matter will be excluded from the vote and will have no effect on its outcome. Furthermore, shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote those shares as to a particular matter will also be entirely excluded from the vote and will have no effect on its outcome. We refer to these shares as "broker non-votes." If you are a beneficial holder and do not provide specific voting instructions to your broker, under a recent rule change the organization that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

        We will report voting results at www.summerinfant.com and in a filing with the United States Securities and Exchange Commission, or the SEC, on Form 8-K.

Annual Report and Other Matters

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or Exchange Act.

        Through our website, www.summerinfant.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 Reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Section 13(a), 15(d), or 16 of the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our executive offices at 1275 Park East Drive, Woonsocket, RI 02895, telephone: (401) 671-6550.

 OWNERSHIP OF SUMMER INFANT, INC. COMMON STOCK

        The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2010 by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our directors and named executive officers listed in the Summary Compensation Table under the section entitled "Executive Compensation"; and

  •
  all of our executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Common Stock(4)
5% Stockholders
Wynnefield Capital Management LLC and related entities(5)	2,446,906	15.9%
450 Seventh Avenue, Suite 509
New York, NY 10123
Buckingham Capital Management Incorporated(6)	1,843,673	11.9%
750 Third Avenue, Sixth Floor
New York, NY 10017
Directors and Executive Officers
Jason Macari	3,562,003	23.1%
Steven Gibree	767,702	5.0%
Joseph Driscoll	200,000	1.3%
Dan Almagor	—	—
Martin Fogelman	44,000	*
Derial Sanders	—	—
Robert Stebenne	44,000	*
Richard Wenz	44,000	*
All directors and executive officers as a group (9 persons)	4,661,705	30.2%

*
Less than 1%

(1)
Unless otherwise noted, the business address of each named person is 1275 Park East Drive, Woonsocket, Rhode Island 02895.

(2)
Unless otherwise noted, each person named in the table has sole voting and investment power with regard to all shares beneficially owned, subject to applicable community property laws.

(3)
Includes the following number of shares that can be acquired through stock option exercises through June 14, 2010 as follows:

Directors and Executive Officers	Options Exercisable through June 14, 2010
Mr. Macari	155,000
Mr. Gibree	182,500
Mr. Driscoll	180,000
Mr. Fogelman	40,000
Mr. Stebenne	40,000
Mr. Wenz	40,000

(4)
The percentages shown are calculated based on 15,437,477 shares of common stock outstanding on April 15, 2010. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of April 15, 2010 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(5)
The information is as reported on Amendment No. 4 to Schedule 13G/A filed with the SEC on February 16, 2010 (the "Schedule 13G"). Mr. Nelson Obus may be deemed to hold an indirect beneficial interest in these shares, which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Channel Partnership II, L.P. and Wynnefield Capital, Inc. Profit Sharing Plan, because he is a co-managing member of Wynnefield Capital Management, LLC, a principal executive officer of Wynnefield Capital, Inc. (the investment manager of Wynnefield Small Cap Value Offshore Fund), the general partner of Channel Partnership II, L.P. and the portfolio manager of Wynnefield Capital, Inc. Profit Sharing Plan. The inclusion of information in the Schedule 13G with respect to Mr. Obus shall not be considered an admission that he, for the purpose of Section 13(g) of the Exchange Act, is the beneficial owner of any shares in which he does not have a pecuniary interest. Mr. Obus disclaims any beneficial ownership of the shares of common stock covered by the Schedule 13G.

Mr. Joshua Landes may be deemed to hold an indirect beneficial interest in 2,340,269 of these shares, which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I and Wynnefield Small Cap Value Offshore Fund, because he is a co-managing member of Wynnefield Capital Management, LLC and a principal executive officer of Wynnefield Capital, Inc. The inclusion of information in the Schedule 13G with respect to Mr. Landes shall not be considered an admission that he, for the purpose of Section 13(g) of the Exchange Act, is the beneficial owner of any shares in which he does not have a pecuniary interest. Mr. Landes disclaims any beneficial ownership of the shares of common stock covered by the Schedule 13G.

(6)
The information is as reported on Amendment No. 3 to Schedule 13G/A filed with the SEC on February 10, 2010 (the "Schedule 13G"). Buckingham Capital Management Incorporated is a registered investment adviser which acts as the general partner and investment manager for various private investment funds and which also manages other accounts on a discretionary basis. Buckingham Research Group Incorporated, a registered broker-dealer, is the parent company of Buckingham Capital Management Incorporated and thus may be deemed to be the beneficial owner of the securities reported in the Schedule 13G.

 PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

        Pursuant to our Amended and Restated Certificate of Incorporation, our board of directors is divided into three classes. The terms of our current Class C directors, Jason Macari and Dan Almagor, expire at our Annual Meeting. The terms of our current Class A directors, Derial Sanders and Robert Stebenne, will expire at our annual meeting of stockholders to be held in 2011. The terms of our current Class B directors, Steven Gibree, Martin Fogelman and Richard Wenz, will expire at the annual meeting of stockholders to be held in 2012. Mr. Macari and Mr. Almagor have been nominated and recommended for election to serve as directors for a three-year term until our annual meeting of stockholders to be held in 2013, or until their successors have been elected and qualified.

Nominees for Directors

        The following table sets forth certain information with respect to the two nominees for election to our Board of Directors, their principal occupations, ages, independence status, as determined in accordance with rules of The NASDAQ Stock Market, and periods of service on our Board of Directors. Information regarding their ownership of shares of our common stock as of April 15, 2010 may be found at "Ownership of Summer Infant, Inc. Common Stock". Messrs. Macari and Almagor currently are directors of our company. In the event either Mr. Macari or Mr. Almagor is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominees designated by the current board of directors to fill the vacancies. It is not expected that either Mr. Macari or Mr. Almagor will be unable or will decline to serve as director.

Class	Name	Age	Principal Occupation	Independent Status	Director Since
C	Jason Macari	48	Chairman and CEO of Summer Infant, Inc.	N	March 2007
C	Dan Almagor	56	Consultant and private investor	Y	November 2009

        Mr. Macari has been our Chief Executive Officer since March 2007 and Chairman of the Board since October 2008. Prior to March 2007, Mr. Macari was Chief Executive Officer and founder of the predecessor company to Summer Infant, Inc., which he founded in 2001. Prior to that time, Mr. Macari was vice president of product development and general manager of Safety 1st, Inc., a manufacturer of safety and juvenile products from August 1994 to June 2001. From May 1988 to August 1994, Mr. Macari managed the manufacturing engineering group of the Davol Division of CR Bard, a manufacturer of surgical products. In determining that Mr. Macari should continue serving as a director of our company, the Nominating Committee considered his current role as Chief Executive Officer, his intimate knowledge of the company acquired over the last decade, and his previous experience in the industry. Mr. Macari provides the board of directors with insight into the day-to-day operations of the company as well as a broad understanding of our business as a result of his prior experience. This experience, as well as his management and leadership skills and ability to create a link between management and the board of directors, led the Nominating Committee to conclude that his abilities would fit the needs of our board of directors.

        Mr. Almagor is a consultant and private investor. He currently serves on the Board of Directors of Jakks Pacific, Inc., a publicly traded multi-line, multi-brand toy company, and is the Chairman of its Nominating and Corporate Governance Committee and a member of its Compensation Committee. From 1999 to 2005, Mr. Almagor was the Chairman and CEO of ACG International, a $3 billion private equity fund and affiliate of Bank One, where he was involved in formulating deal terms for investments and in the sourcing of high quality investment opportunities. From 1996 to 1998, he was the Chairman and Chief Executive Officer for ID B.V. From 1993 to 1996, he was the President and Chief Executive Officer for Kushi Foods, a position he accepted after being Managing Partner and Director for American Consulting from 1989 to 1993. At American Consulting he was responsible for business strategy and served as advisor to Fortune 1000 boards. Mr. Almagor has also authored Business Visions, A Practical Guide for Strategic Decisions and Shareholder Value Creation. Mr. Almagor received a B.S. in mechanical and industrial engineering from SUNY. The Board has determined that Mr. Almagor meets the applicable independence requirements of The NASDAQ Stock Market listing standards. Mr. Almagor currently serves as a member of our Audit Committee. In determining that Mr. Almagor should continue serving as a director of our company, the Nominating Committee considered his experience in business strategy and understanding of capital markets and investments, as well as his service on other boards of directors. This experience, as well as well as being an independent director, led the Nominating Committee to conclude that his abilities would fit the needs of our board of directors.

Vote Required

        The affirmative vote of a plurality of the shares of our common stock represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. Unless otherwise instructed, proxy holders will vote the proxies received by them for the nominees named above. If you are a beneficial holder and do not provide specific voting instructions to your broker, under a recent rule change the organization that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Recommendation

        Our Board of Directors recommends that stockholders vote "FOR" the election of each of Mr. Macari and Mr. Almagor for a three-year term.

Continuing Directors

        The following table sets forth certain information about those directors whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for re-election at the Annual Meeting. Information regarding their ownership of shares of our common stock as of April 15, 2010 may be found at "Ownership of Summer Infant, Inc. Common Stock".

Class	Name	Age	Principal Occupation	Independent Status	Director Since	Term of Office Will Expire
A	Derial Sanders	67	Consultant	Y	November 2009	2011
A	Robert Stebenne	57	Owner, Bob Stebenne Associates	Y	March 2007	2011
B	Steven Gibree	43	EVP of Product Development, Summer Infant, Inc.	N	March 2007	2012
B	Martin Fogelman	66	Independent consultant, Baby products industry	Y	March 2007	2012
B	Richard Wenz	60	Consultant and private investor	Y	March 2007	2012

        Mr. Sanders currently acts as a consultant to Precept Marketing Group and Frontline Placement Technologies. From January 2001 to December 2008, Mr. Sanders was President of Precept Marketing Group, which he founded. Prior to June 2001, Mr. Sanders was a longtime employee of Graco Children's Products, Inc., where his last role was as President and COO. He was instrumental in the growth of the company through his departure, and helped Graco achieve this growth via strategic domestic sales initiatives, international expansion, and the addition of several key new product categories. Mr. Sanders also saw the company through several acquisitions, the last of which was by its current holder, Rubbermaid, in 1996, then Newell Rubbermaid in 1998. Mr. Sanders received a B.S. in marketing and commerce from Rider University. Mr. Sanders currently serves as a member of our Compensation Committee. Mr. Sanders was chosen to serve on the board of directors because of his extensive experience in the industry at Graco, including his management positions at that company and his achievements while serving at Graco.

        Mr. Stebenne currently owns and manages Bob Stebenne Associates, a firm he founded in 2002 that provides consulting services in the areas of brand development, product development, and strategic planning. From February 1999 to July 2002, Mr. Stebenne was the president of new business development for Hasbro Industries, a provider of children's and family leisure time products and services. From 1991 to February 1999, he was president of Hasbro's FOB/LC division, where he created a U.S. marketing, sales, product development, finance and logistics group. From 1982 to 1991, he was president of Hasbro's Playskool Baby division. Mr. Stebenne currently serves as Chairman of our Nominating Committee, as a member of our Audit Committee and Compensation Committee, and he is Lead Director of our board of directors. Mr. Stebenne was chosen to serve on the board of directors because of his extensive experience in the industry, including his experience at Hasbro.

        Mr. Gibree is our Executive Vice President of Product Development and provides management oversight of research and development, product design and engineering, and manufacturing relations. Prior to March 2007, Mr. Gibree held these same positions at the predecessor company to Summer Infant, Inc., with whom he had been employed since November 2001. From March 2001 to November 2001, Mr. Gibree was the vice president of engineering for Little Kids, Inc., a manufacturer of innovative toys. From May 1997 to March 2001, Mr. Gibree was director of engineering at Safety 1st, Inc., a manufacturer of safety and juvenile products. From May 1985 to May 1997, Mr. Gibree was employed by Hasbro, rising to project manager for the Kid Dimension division. Mr. Gibree was chosen to serve on the board of directors because, in his role as Executive Vice President and his past experience with the company, he has considerable historical knowledge of the company as well as insight into the day-to-day operations of the company.

        Mr. Fogelman has been an independent consultant to the baby products industry since April 2007. From May 2003 until March 2007, Mr. Fogelman was President of Baby Trend, Inc., a manufacturer of infant products. From 1983 to May 2003, he was senior vice president and general merchandise manager of both Toys R Us, a leading retailer of children's toys, and Babies R Us juvenile products division, a leading retailer of products for infants and toddlers. Mr. Fogelman currently serves as a member of our Compensation Committee and of our Nominating Committee. Mr. Fogelman was chosen to serve on the board of directors because of his extensive experience in the industry, including his experience in creating strategic growth Toys R Us and Babies R Us.

        Mr. Wenz is a consultant and private investor. Since July 2006, Mr. Wenz has served on the board of directors of Easton-Bell Sports, Inc., a publicly traded company that designs, develops and markets branded sports equipment, protective products and related accessories, and is currently the chairman of its audit committee. Mr. Wenz also serves as a director of Coach America, a transportation company, and Strategic Partners, Inc., a company that designs and markets nurses scrubs and apparel. From 2000 to 2003, Mr. Wenz was an operating partner/affiliate of DB Capital Partners, LLC, the private equity arm of Deutsche Bank A.G., and served on the boards of directors of a number of portfolio companies, including NewRoads, Inc. and Jenny Craig International. Mr. Wenz also served as Chief Executive

Officer of Jenny Craig International during 2002 and 2003. From 1997 to 2000, Mr. Wenz was President and Chief Operating Officer of Safety 1st, Inc., a manufacturer of safety and juvenile products. During 1995 and 1996, Mr. Wenz was the partner in charge of the Chicago office with The Lucas Group, a business strategy consulting firm. Prior to 1995, Mr. Wenz held senior executive positions with Wilson Sporting Goods Co., Electrolux Corporation, The Regina Company and Professional Golf Corporation. Mr. Wenz began his career in 1971 with Arthur Young & Company (predecessor of Ernst & Young) and left the firm as a partner in 1983. Mr. Wenz is a certified public accountant. Mr. Wenz currently serves as Chairman of our Audit Committee, Chairman of our Compensation Committee, and as a member of the Nominating Committee. Mr. Wenz was chosen to serve on the board of directors because he has substantial leadership and financial experience as described above. His background as a certified public accountant and service on other public company board of directors provides valuable experience needed to serve as our Audit Committee financial expert.

Board Leadership Structure and Board's Role in Risk Oversight

Board Leadership Structure

        Our board of directors believes that the company's Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Our board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the board, which are essential to effective governance.

        One of the key responsibilities of the board is to assist the company in developing strategic direction and to hold management accountable for the execution of strategy once it is developed. The board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interests of the company because it provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

        Robert Stebenne, an independent director, was selected by our board to serve as the Lead Director for all meetings of the non-employee directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the board, consulting with the Chairman and Chief Executive Officer on board and committee meeting agendas, acting as a liaison between management and the non-employee directors, including maintaining frequent contact with the Chairman and Chief Executive and advising him on the efficiency of the board meetings, facilitating teamwork and communication between the non-employee directors and management, as well as additional responsibilities.

Board's Role in Oversight of Risk

        Our board is responsible for overseeing the company's risk management. The board of directors regularly reviews information regarding the company's credit, liquidity and operations, as well as the risks associated with each. The Audit Committee discusses with the company's independent auditor the major financial risk exposures and the steps management has taken to monitor and control such exposures.

Corporate Governance

Independence

        In determining the independence of directors, our board of directors will analyze each director's relationship with the company and its subsidiaries to determine whether our directors are independent under the applicable rules of The NASDAQ Stock Market and the SEC. Our board of directors has determined that all of our current directors, except Messrs. Macari and Gibree, are "independent" within the meaning of the independence rules of The NASDAQ Stock Market and the SEC.

Executive Sessions

        All directors who are not employees of our company or our subsidiaries meet in executive session from time to time, and met at least four times in 2009.

Code of Ethics

        We have adopted a comprehensive Code of Ethics for all employees and directors, which can be found on our website at www.summerinfant.com.

Communications with Directors

        Stockholders may send communications to our board of directors, the Chairman, or one or more non-employee directors by using the contact information provided on our website. Stockholders also may send communications by letter addressed to us at Summer Infant, Inc., 1275 Park East Drive, Woonsocket, Rhode Island 02895. All communications will be received and reviewed by our Chief Executive Officer. Stockholder concerns about our accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. All other concerns will be reported to the appropriate committee(s) of our board of directors.

Board of Directors Meetings and Committees of the Board

Attendance of Directors

        In 2009, our Board of Directors met four times. All directors attended more than seventy-five percent of the meetings. All directors attended in excess of 75% of the meetings of the committees of our board of directors on which they served. Our directors are encouraged, but not required, to attend annual meetings. Three of our directors attended our 2009 annual meeting of stockholders.

Compensation of Directors

        We do not pay our directors who are also executive officers any additional compensation for service as directors. The compensation for non-employee directors includes the following:

  •
  a $50,000 annual retainer for each non-employee director;

  •
  an additional $10,000 annual retainer for the Chairman of the Audit Committee;

  •
  an additional $5,000 annual retainer for the Chairman of the Compensation Committee;

  •
  an additional $15,000 annual retainer for the Lead Director and Nominating Committee Chairman;

  •
  expense reimbursement for all reasonable expenses incurred in attending meetings and tending to our business; and

  •
  a one-time grant to each non-employee director of options to purchase 40,000 shares of our common stock under the 2006 Performance Equity Plan.

        In addition, in January 2009, the Compensation Committee and full Board of Directors approved the one-time grant of 8,000 shares of restricted common stock under our 2006 Performance Equity Plan to each of our non-employee directors. Of these shares, 2,000 were immediately vested and the remaining shares vest in equal installments over the next three years.

Director Compensation in 2009

        The following table shows non-employee director compensation in 2009:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Options Awards ($)(3)	Non-Equity Incentive Plan Compensation Earnings	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other ($)	Total ($)
Dan Almagor(4)	$12,500	—	—	—	—	—	$12,500
Martin Fogelman(5)	$50,000	$22,080	—	—	—	$57,000	$129,080
Myra Hart(6)	$27,500	$22,080	—	—	—	—	$49,580
Derial Sanders(4)	$12,500	—	—	—	—	—	$12,500
Robert Stebenne	$65,000	$22,080	—	—	—	—	$87,080
Richard Wenz	$62,500	$22,080	—	—	—	—	$84,580

(1)
Messrs. Macari and Gibree are not included in this table as they are executive officers and, accordingly, receive no compensation for their service as directors. The compensation received by Messrs. Macari and Gibree as executive officers is shown in the Summary Compensation Table below.

(2)
The amounts in this column reflect the aggregate grant date fair value for financial statement reporting purposes in accordance with FASB ASC Topic 718 of the award of 8,000 shares of restricted common stock to each of the directors indicated. The aggregate number of stock awards granted to directors as of December 31, 2009, was as follows: Mr. Fogelman, 8,000 shares; Ms. Hart, 2,000 shares; Mr. Stebenne, 8,000 shares; and Mr. Wenz, 8,000 shares. For the grants to Mssrs. Fogelman, Stebenne, and Wenz, 2,000 shares were immediately vested and the remaining shares vest in equal installments over the next three anniversaries of the grant date. Because Ms. Hart resigned from the board of directors in 2009, she retained only 2,000 vested shares and the remaining shares were forfeited.

(3)
The amounts in this column reflect the aggregate grant date fair value for financial statement reporting purposes in accordance with FASB ASC Topic 718 of the award of options to purchase common stock granted to each of the directors indicated. The aggregate number of options outstanding as of December 31, 2009, for each director was as follows: Mr. Fogelman, 40,000; Mr. Stebenne, 40,000; and Mr. Wenz, 40,000.

(4)
Messrs. Almagor and Sanders each joined our board of directors in November 2009, and therefore received 25% of their annual retainer. In January 2010, Messrs. Almagor and Sanders each received an option to purchase 40,000 shares of common stock, which are not reflected in this table because they were not granted until 2010.

(5)
Mr. Fogelman receives $4,750 per month as a paid consultant to our company.

(6)
Effective July 31, 2009, Ms. Hart resigned from our Board of Directors.

Committees of the Boards of Directors

        Our Board of Directors has designated the following standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The composition and objectives of each committee are described below.

Audit Committee

        The Audit Committee held four meetings in 2009. As described in the Audit Committee's charter, a copy of which is available on our website at www.summerinfant.com, the primary function of the Audit Committee is to appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services, and review our accounting practices and systems of internal accounting and disclosure controls.

        The Audit Committee currently consists of three members: Richard Wenz, Chairman, Dan Almagor, and Robert Stebenne. Each member of the Audit Committee is an "independent" director under the rules of The NASDAQ Stock Market. The members of the Audit Committee are required to have extensive business and financial experience. They are also required to have a good understanding of financial statements, including our balance sheet, income statement, cash flow statement and our quarterly and annual reports on Forms 10-Q and 10-K and related financial statements and disclosures. Our Board of Directors has determined that Mr. Wenz qualifies as an Audit Committee "financial expert."

        The Audit Committee meets with our external and internal auditors and principal financial personnel to review quarterly financial results and the results of the annual audit (in both regular and executive sessions). The Audit Committee reviews and approves annual external auditor engagement plans, scopes and fees. The Audit Committee approves all fees and terms related to the annual independent audit as well as all permissible non-audit engagements of the external auditors. The Audit Committee pre-approves all audit and permissible non-audit services to be performed by the external auditors.

Compensation Committee

        The Compensation Committee met four times in 2009. The Compensation Committee currently consists of four members: Richard Wenz, Chairman, Martin Fogelman, Robert Stebenne, and Derial Sanders. Each member of the Compensation Committee is an "independent" director under the rules of The NASDAQ Stock Market.

        As described in the Compensation Committee's charter, which is available on our website at www.summerinfant.com, the Compensation Committee is responsible, on behalf of our board of directors, for reviewing and approving the amounts and types of compensation paid to our executive officers and non-employee directors, as well as all bonus and equity compensation paid to other company employees. The committee is responsible for determining that compensation paid under the company's compensation programs is equitable (i.e., that it is appropriate to the responsibilities of the position), is based on the performance of the company and the individual, and meets the standards of the competitive marketplace. The committee meets at least four times per year and additionally as needed. The Chairman of the committee regularly reports to our board of directors on compensation committee policy, procedures, actions, and recommendations. The committee has authority to retain (at our company's expense) outside counsel, compensation consultants and other advisors to assist as needed.

  Compensation Objectives and Methodology

        The following describes the committee's current compensation philosophy and objectives, and the various methodologies, policies and practices for establishing and administering the compensation program for our executive officers. The goals of the compensation program are:

  •
  To attract, retain and motivate qualified executives who will lead the company to in achieving high performance.

  •
  To support business strategies that result in superior long term stockholder value.

  •
  To align pay with performance by making a substantial portion of compensation dependent on achievement of corporate financial and strategic objectives as well as individual performance goals.

  •
  To align management interests with those of our stockholder base by making a substantial portion of compensation equity-based.

        The committee believes that a properly structured compensation program attracts and retains talented individuals and motivates them to achieve specific short and long-term strategic objectives. In order to do that, a significant percentage of executive pay is based on the principle of pay-for-performance. The committee is committed to ensuring that the total compensation package of executive officers is competitive with compensation at peer-group companies.

        The company's executive compensation programs are designed to provide:

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  levels of base compensation that are appropriate to the responsibilities of the position and competitive with comparable companies;

  •
  annual incentive awards that vary in a manner consistent with the achievement of the performance targets for the company and of individual performance objectives;

  •
  long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals; and

  •
  executive benefits that are competitive with comparable companies.

        In designing and administering our executive compensation program, the committee attempts to strike an appropriate balance among these various elements. Compensation includes cash, in the form of base salary and annual incentives, and equity, in the form of restricted stock and options. The compensation committee evaluates the mix between these elements of compensation based on the pay practices of comparable companies. Summer Infant is a young company and its compensation design is a work in progress.

        With respect to performance-based cash compensation, the committee believes that executive compensation should be closely tied to achievement of the financial and operational goals established in advance by our board of directors, as well as to the achievement individual performance goals of the executive officers. The committee uses equity-based compensation to align the executives' interests with those of our stockholders over a longer period of time. For purposes of retention, the committee believes that the equity-based compensation should have meaningful conditions that encourage valued employees to remain in the employ of the company as well as to achieve the performance goals of the company. The committee also considers executive benefit programs as a means to attract, retain and motivate highly qualified executives. Executive officers are entitled to participate in the benefits programs that are available to all full-time employees, including health, dental, and life insurance, healthcare reimbursement accounts, paid vacation and company contributions to a 401(k) profit-sharing retirement plan. The company's 401(k) plan provides for matching contributions by us in an amount equal to the first 2% of employee compensation deferred, plus 50% of the next 1% of employee compensation deferred.

        The compensation committee is responsible for all compensation decisions for the chief executive officer and other executive officers. The chief executive officer annually reviews the performance of the other executive officers, including consideration of market pay practices of the comparable companies in conjunction with both company and individual performance. The conclusions and recommendations of the chief executive officer are presented to the compensation committee for approval. The compensation committee has absolute discretion as to whether it approves the recommendations of the chief executive officer or makes adjustments, as it deems appropriate.

        All compensation decisions are made with consideration of the compensation committee's guiding principles of fairness to employees, retention of talented executives and the achievement of improved company performance, which ultimately benefits the company's stockholders. Additional information about the components of compensation for our named executive officers in 2009 can be found in the narrative description following the Summary Compensation Table in this proxy statement.

Nominating Committee

        The Nominating Committee met twice in 2009. As described in the Nominating Committee's charter, which is available on our website at www.summerinfant.com, the Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating Committee currently consists of three members: Robert Stebenne, Chairman, Martin Fogelman and Richard Wenz. Each member of the Nominating Committee is an "independent" director under the rules of The NASDAQ Stock Market.

        The Nominating Committee will consider persons identified by its members, management, stockholders, investment bankers and others. The Nominating Committee follows the process described in this proxy statement and its charter when determining nominees to our board of directors.

        The Nominating Committee will identify, evaluate and recommend candidates to become members of our board of directors with the goal of creating a balance of knowledge and experience. Nominations to our board of directors may also be submitted to the Nominating Committee by our stockholders in accordance with our policy, as described below. Candidates will be reviewed in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee will consider and evaluate each director-candidate based upon its assessment of the following criteria:

  •
  Whether the candidate is independent pursuant to the requirements of The NASDAQ Stock Market.

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  Whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with our image and reputation.

  •
  Whether the candidate has the ability to read and understand basic financial statements. The Nominating Committee also will determine if a candidate satisfies the criteria for being an "audit committee financial expert," as defined by the SEC.

  •
  Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise.

  •
  Whether the candidate has knowledge of us and issues affecting us.

  •
  Whether the candidate is committed to enhancing stockholder value.

  •
  Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company.

  •
  Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

  •
  Whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of board membership.

  •
  Whether the candidate has any prohibitive interlocking relationships or conflicts of interest.

  •
  Whether the candidate is able to develop a good working relationship with other board members and contribute to the board's working relationship with our senior management.

  •
  Whether the candidate is able to suggest business opportunities to us.

        Although the Nominating Committee does not have a formal diversity policy concerning Board membership, the committee does consider diversity in its broadest sense when evaluating nominees, including persons diverse in gender, ethnicity, experience, and background.

        Stockholders who wish to recommend to the Nominating Committee a candidate for election to our board of directors should send their letters to the company at 1275 Park East Drive, Woonsocket, Rhode Island 02895, Attention: Nominating Committee. These letters will be promptly forwarded to the members of the Nominating Committee. Stockholders must follow certain procedures to recommend to the Nominating Committee candidates for election as directors. These procedures are described in our by-laws.

        The recommendation must contain the following information about the candidate:

  •
  Name;

  •
  Age;

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  Business and current residence addresses, as well as residence addresses for the past 20 years;

  •
  Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

  •
  Educational background;

  •
  Permission for us to conduct a background investigation, including the right to obtain education, employment and credit information;

  •
  The number of shares of our common stock beneficially owned by the candidate;

  •
  The information that would be required to be disclosed by us about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director; and

  •
  A signed consent of the nominee to serve as a director, if elected.

 EXECUTIVE OFFICERS

        Our executive officers are set forth below.

Name	Age	Position
Jason Macari	48	Chief Executive Officer and Chairman of the Board
Steven Gibree	43	EVP of Product Development
Joseph Driscoll	45	Chief Financial Officer and Treasurer
Jeffrey Hale	47	Chief Operating Officer

        Mr. Macari became our Chief Executive Officer in March 2007 and has been Chairman of the Board since October 2008. Prior to March 2007, Mr. Macari was Chief Executive Officer and founder of the predecessor company to Summer Infant, Inc., which he founded in 2001. Prior to that time, Mr. Macari was vice president of product development and general manager of Safety 1st, Inc., a manufacturer of safety and juvenile products from August 1994 to June 2001. From May 1988 to August 1994, Mr. Macari managed the manufacturing engineering group of the Davol Division of CR Bard, a manufacturer of surgical products.

        Mr. Gibree became our Executive Vice President of Product Development in March 2007 and provides management oversight of research and development, product design and engineering, and manufacturing relations. Prior to March 2007, Mr. Gibree held these same positions at the predecessor company to Summer Infant, Inc., with whom he had been employed since November 2001. From March 2001 to November 2001, Mr. Gibree was the vice president of engineering for Little Kids, Inc., a manufacturer of innovative toys. From May 1997 to March 2001, Mr. Gibree was director of engineering at Safety 1st, Inc. a manufacturer of safety and juvenile products. From May 1985 to May 1997, Mr. Gibree was employed by Hasbro, rising to project manager for the Kid Dimension division. Mr. Gibree is also a member of our board of directors.

        Mr. Driscoll has been our Chief Financial Officer since March 2007. Prior to March 2007, Mr. Driscoll was the chief financial officer at the predecessor company to Summer Infant, Inc., with whom he had been employed since September 2006. From May 2001 to September 2006, Mr. Driscoll was employed as vice president of finance and later served as chief financial officer for ACT Electronics, Inc., an electronics manufacturer. From May 2000 to May 2001, Mr. Driscoll was employed as vice president of finance for PCI, Inc., an internet based marketing services company. From April 1997 to May 2000, Mr. Driscoll was employed as vice president of finance and later served as chief financial officer for Safety 1st, Inc., a manufacturer of safety and juvenile products. From September 1993 to April 1997, Mr. Driscoll was employed as assistant corporate controller and later served as director of financial reporting for Staples, Inc. From February 1992 to September 1993, Mr. Driscoll was employed as corporate controller for E-II Holdings, Inc., an international consumer products company. From July 1986 to February 1992, Mr. Driscoll was employed as an audit manager for KPMG Peat Marwick. Mr. Driscoll is a licensed certified public accountant.

        Mr. Hale joined our company on July 13, 2009 as Chief Operating Officer. Prior to July 2009, Mr. Hale served as the chief operating officer at the Bob Barker Company, a supplier to detentional facilities, from October 2007 to July 2009. From September 2006 to July 2007, he was the chief operating officer at Berkline/BenchCraft, a furniture manufacturer. From July 2004 to May 2006, he was senior vice president of operations at Fidelity Investments. From July 1997 through June 2004, Mr. Hale was an executive vice president of operations at Safety 1st, Inc., a manufacturer of safety and juvenile products. He is a graduate of Pepperdine University where he obtained a MBA in 1988. He also graduated from State University of New York at Brockport where he obtained a BS in Mathematics in 1985.

 EXECUTIVE COMPENSATION

        The following table sets forth, for fiscal years ended December 31, 2008 and December 31, 2009, information regarding compensation for services to our company by our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer (the "named executive officers"):

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Jason Macari	2009	$350,000	$140,000	—	$102,300	$19,849	(3)	$612,149
Chief Executive Officer and Chairman	2008	$347,596	$140,000	—	—	$19,849	(3)	$507,445
Steven Gibree	2009	$240,000	$85,000	$43,400	$68,615	$17,034	(4)	$454,049
EVP of Product Development	2008	$235,769	$84,000	—	$56,950	$17,034	(4)	$393,663
Joseph Driscoll	2009	$200,000	$50,000	$43,400	$66,965	$4,600	(5)	$364,965
Chief Financial Officer	2008	$189,566	$50,000	—	$56,950	$4,600	(5)	$301,116

(1)
The amounts shown for 2008 reflect amounts earned in 2008 and paid in 2009, and the amounts shown for 2009 reflect amounts earned in 2009 and paid in 2010.

(2)
The amounts reflect the aggregate grant date fair value computed in accordance with FASB Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our audited consolidated financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on March 10, 2010.

(3)
For each year, the amounts include $15,249 for automobile benefit and $4,600 of contributions to our company's 401(k) plan.

(4)
For each year, the amounts include $12,434 for automobile benefit and $4,600 of contributions to our company's 401(k) plan.

(5)
For each year, the amounts include $4,600 of contributions to our company's 401(k) plan.

 NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

        Elements of Compensation.    As described in the section "Compensation Objectives and Methodology" of this proxy statement, each year the Compensation Committee reviews the various elements of executive compensation to determine an appropriate mix for each named executive officer. For 2009, the following elements were considered in determining the 2009 compensation of our named executive officers reflected in the Summary Compensation Table.

  •
  Base Salary.  The compensation committee strives to provide that the named executive officers are paid a base salary that is competitive with salaries paid by comparable companies organizations for similar work, based on each employee's experience, performance and geographic location. Generally, our company has chosen to target cash compensation at market median levels in order to remain competitive in attracting and retaining executive talent. The compensation committee considers a combination of the executive's performance, the performance of our company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within our company, the scope of the executive's responsibility, internal relationships or comparisons and the current compensation package in place for that executive, including the executive's current annual salary and potential bonus awards. The committee reviewed compensation information from a survey of comparable companies in New England and elsewhere, such as RC2, Kids Brands, and Rocky Brands. The committee also considered the chief executive officer's recent performance, his achievements in prior years, his achievement of specific short-term goals and our company's performance in fiscal year 2008 when determining his base salary. For the other named executive officers, the committee met with the chief executive officer to review his compensation recommendations for those named executive officers, including his performance evaluation of all such persons and the basis of his recommendations, including the scope of each person's duties, oversight responsibilities and individual objectives and goals against results achieved for fiscal year 2008.

  •
  Annual Incentive Bonus.  Our company uses short-term cash incentive compensation programs to recognize and reward executive officers and other employees who contribute meaningfully to an increase in stockholder value and profitability. In general, the funding of the annual incentive bonus pool is dependent upon the company's earnings before interest, taxes, depreciation and amortization (after deducting incentive compensation), in addition to meeting certain other targets. If the plan is fully funded, each named executive officer has the ability to receive the target bonus payout. The percentage of the target bonus actually paid to each named executive officer depends on the attainment of corporate financial goals and individual performance targets. For fiscal 2009, the compensation committee approved a bonus pool for all eligible employees, including our named executive officers, based on the company's earnings before interest, taxes, depreciation and amortization (after deducting incentive compensation), of which $140,000 was approved for our Chief Executive Officer. The bonuses for our other named executive officers were determined by our Chief Executive Officer and were based on his performance evaluation of such persons and the achievement of the individuals' objectives and goals against results achieved for fiscal year 2009.

  •
  Long-Term Incentive Awards.  The compensation committee believes that equity-based compensation ensures that the its executive officers have a continuing stake in the long-term success of our company. Awards are made under our 2006 Performance Equity Plan. Award levels are determined based on the compensation practices of the comparable companies. In general, long-term incentive awards are targeted at the median of the compensation peer group with appropriate adjustments for individual and company performance, although past awards have generally been below market levels. Options granted in 2009 vest and become exercisable in annual equal installments over a four-year period from the grant date. In addition, in 2009,

    Mr. Gibree and Mr. Driscoll were granted restricted stock awards of 40,000 shares each, of which 10,000 shares were immediately vested and the remaining shares vest in annual equal installments over a three-year period. Restricted stock cannot be sold or transferred until the shares vest. If a named executive officer leaves the company prior to the completion of the applicable vesting schedule, the unvested portion of the option or stock grant is forfeited.

Material Terms of Employment Agreements Contracts of Named Executive Officers

Jason Macari, Chief Executive Officer

        Employment Agreement Effective in 2009.    In connection with KBL/Summer Predecessor merger, Mr. Macari entered into an employment agreement with us. Under the terms of this employment agreement, Mr. Macari serves as our chief executive officer for an initial term of three years and provides that Mr. Macari will receive an initial annual base salary of $275,000, which was subsequently increased in 2008 to $350,000. Mr. Macari also may be awarded a bonus in an amount equal to up to 50% of his base salary during any fiscal year during the employment term. One half of that bonus would be based on his performance against performance criteria for that fiscal year to be set, in writing, by the Compensation Committee within 45 days after our board of directors approves the budget for that year and the remaining portion would be awarded in the discretion of the Compensation Committee. The employment agreement provides that, in the event of the termination of Mr. Macari's employment without cause or upon termination of his employment as a result of a breach of the employment agreement, we will continue to pay him his base salary in accordance with our normal payroll schedule for a period of twelve months from the date of termination. The employment agreement contains certain restrictive covenants that prohibit Mr. Macari from disclosing information that is confidential to our company and its subsidiaries and generally prohibits him, during the employment term and for one year thereafter, from soliciting or hiring employees or competing with the company. This employment agreement was terminated on February 1, 2010.

        New Employment Agreement including Change of Control Provisions.    On February 1, 2010, we entered into a new employment agreement with Mr. Macari. Pursuant to the new employment agreement, Mr. Macari will continue to serve as our chief executive officer, and will receive a base salary of $375,000 per annum commencing on February 1, 2010, which is subject to increase at the end of each year at the discretion of the Compensation Committee. The employment agreement has a term of three years and will automatically renew for successive one-year terms unless we or Mr. Macari give notice of non-renewal within sixty days of expiration of the applicable term, subject to earlier termination in accordance with the terms of the new employment agreement.

        The new employment agreement provides that Mr. Macari will participate in our performance incentive plans and will be eligible to receive a minimum annual bonus of 100% of his salary if specified financial targets and performance criteria as set forth annually in our performance incentive plans are achieved. Mr. Macari will also be able to participate in any other compensation plan or other perquisites generally made available to the company's executive officers from time to time.

        If Mr. Macari's employment is terminated by Mr. Macari for "good reason," by our company "without cause," or due to the death or disability of Mr. Macari: (1) we will pay to Mr. Macari all base salary and unreimbursed expenses which have accrued through the termination date, (2) we will continue to pay Mr. Macari's base salary in accordance with normal payroll procedures for a period of twenty-four months, (3) we will provide Mr. Macari with health and dental insurance for a period of twenty four months except where comparable health and dental insurance is available from subsequent employer, and (4) any and all options granted to Mr. Macari shall immediately vest. If Mr. Macari's employment is terminated by Mr. Macari other than for "good reason," or by us "with cause," we will pay to Mr. Macari all base salary and unreimbursed expenses which have accrued through the termination date. The new employment agreement also contains non-competition and similar covenants which are in effect during Mr. Macari's employment with the company and for a period of twenty-four months following the termination of Mr. Macari's employment.

        The new employment agreement also contains a change of control provision which provides that in the event that there is a "Change of Control" and Mr. Macari's employment is terminated within twelve months of such Change of Control (1) other than with cause or due to the death or disability of Mr. Macari or (2) by Mr. Macari for good reason, then Mr. Macari shall be entitled to (a) a lump sum cash payment equal to the sum of (i) two times Mr. Macari's base salary for the previous twelve months and (ii) the average of Mr. Macari's annual cash bonuses from our company for the two fiscal years preceding the fiscal year in which the termination occurs and (b) health and dental insurance for a period of one year, except where comparable health and dental insurance is available from a subsequent employer.

        A "Change of Control" for purposes of the employment agreement means:

  •
  individuals who, as February 1, 2010, constitute our board of directors (the "Incumbent Board") cease for any reason to constitute at least a majority of our board of directors, provided that any individual becoming a director subsequent to February 1, 2010, whose election, or nomination for election by the company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) shall be considered as though such individual was a member of the Incumbent Board; or

  •
  the approval by the company's stockholders of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions (excluding an underwritten public offering of our common stock or other voting securities for the company's own account registered under the Securities Act of 1933), in each case, with respect to which persons who were stockholders of the company immediately prior to such reorganization, merger, consolidation or other corporate transaction do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding voting securities, or a liquidation or dissolution of the company or the sale of all or substantially all of the assets of the company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned or terminated prior to being consummated); or

  •
  the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, of more than thirty percent (30%) of either the then-outstanding shares of the our common stock or the combined voting power of the company's then-outstanding voting securities entitled to vote generally in the election of directors (a "Controlling Interest") excluding any acquisitions by (i) the company or any of our affiliates, (ii) any employee benefit plan (or related trust) sponsored or maintained by the company or any of our affiliates or (iii) any person, entity or "group" that, as of February 1, 2010, owns beneficially (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) a Controlling Interest.

Steven Gibree, Executive Vice President, Product Development

        Employment Agreement Effective in 2009.    In connection with the KBL/Summer Predecessor merger, Mr. Gibree entered into an employment agreement with us. Under the terms of this employment agreement, Mr. Gibree serves as our executive vice president of product development for an initial term of three years. The employment agreement provides that Mr. Gibree is to receive an annual base salary of at least $220,000, which was subsequently increased in 2008 to $240,000.

Mr. Gibree also may be awarded a bonus in an amount equal to up to 50% of his base salary during any fiscal year during the employment term. One half of that bonus would be based on his performance against performance criteria for that fiscal year to be set, in writing, by our Compensation Committee within 45 days after the Board of Directors approves the budget for that year, and the remaining portion would be awarded in the discretion of the Compensation Committee.

        The employment agreement provides that, in the event of the termination of Mr. Gibree's employment by us without cause or upon termination of his employment as a result of our breach of the employment agreement, we will continue to pay him his base salary in accordance with our normal payroll schedule for a period of 12 months from the date of termination. The employment agreement contains certain restrictive covenants that prohibit Mr. Gibree from disclosing information that is confidential to us and our subsidiaries and generally prohibits him, during the employment term and for one year thereafter, from soliciting or hiring our employees or competing with us. On February 5, 2010, this employment agreement was terminated.

        Change of Control Agreement.    In connection with the termination of Mr. Gibree's employment agreement, we entered into a change of control agreement with Mr. Gibree. The change of control agreement entitles Mr. Gibree to certain payments and benefits if (1) there is a "Change of Control" (as described above) and (2) within twelve months thereafter Mr. Gibree's employment is terminated other than for cause or due to the death or disability of Mr. Gibree, or by Mr. Gibree for good reason. If these events occur, Mr. Gibree shall be entitled to (a) a lump sum cash payment equal to the sum of (i) 100% of Mr. Gibree's base salary that was in effect at the time of termination and (ii) the average of Mr. Gibree's annual base bonuses from the company for two fiscal years preceding the fiscal year in which the termination occurs, and (b) for a period of one year, except where comparable benefits are available from a subsequent employer, Mr. Gibree and his covered dependents, if any, shall be entitled to all benefits under the company's welfare benefit plans, as if Mr. Gibree were still employed during such period, at the same level of benefits and at the same dollar cost to Mr. Gibree as is in effect at the time of termination. The change of control agreement also contains non-competition and similar covenants which are in effect during Mr. Gibree's employment with our company and for a period of twelve months following the termination of Mr. Gibree's employment with our company.

Joseph Driscoll, Chief Financial Officer

        Employment Agreement Effective in 2009.    In September 2006, Mr. Driscoll entered into a full-time employment agreement with the predecessor company to our company. Under the terms of this employment agreement, Mr. Driscoll serves as our chief financial officer for an initial term of two years. The employment agreement provides that Mr. Driscoll is to receive an annual base salary of at least $170,000, which was subsequently increased in 2008 to $200,000. Mr. Driscoll received a cash bonus of $50,000 upon completion of the merger. Mr. Driscoll also may be awarded a bonus in an amount equal to up to 25% of his base salary during any fiscal year during the employment agreement as long as we attain our projected revenue, net income and other performance criteria goals as determined in writing by the Compensation Committee prior to, or within, sixty (60) days after our operating budget is established for that fiscal year.

        The employment agreement provides that, in the event of the termination of Mr. Driscoll's employment by us without cause or upon termination of his employment as a result of our breach of the employment agreement, we will continue to pay him his base salary in accordance with our normal payroll schedule for a period of six months from the date of termination. The employment agreement contains certain restrictive covenants that prohibit Mr. Driscoll from disclosing information that is confidential to us and our subsidiaries and generally prohibits him, during the employment term and for one year thereafter, from soliciting or hiring our employees or competing with us. On February 1, 2010, this employment agreement was terminated.

        Change of Control Agreement.    In connection with the termination of the employment agreement, we entered into a change of control agreement with Mr. Driscoll. The change of control agreement entitles Mr. Driscoll to certain payments and benefits if (1) there is a "Change of Control" (as defined above) and (2) within twelve months thereafter Mr. Driscoll's employment is terminated other than for cause or due to the death or disability of Mr. Driscoll, or by Mr. Driscoll for good reason. If these events occur, Mr. Driscoll shall be entitled to (a) a lump sum cash payment equal to the sum of (i) 100% of Mr. Driscoll's base salary that was in effect at the time of termination and (ii) the average of Mr. Driscoll's annual base bonuses from the company for two fiscal years preceding the fiscal year in which the termination occurs, and (b) for a period of one year, except where comparable benefits are available from a subsequent employer, Mr. Driscoll and his covered dependents, if any, shall be entitled to all benefits under the company's welfare benefit plans, as if Mr. Driscoll were still employed during such period, at the same level of benefits and at the same dollar cost to Mr. Driscoll as is in effect at the time of termination. The change of control agreement also contains non-competition and similar covenants which are in effect during Mr. Driscoll's employment with our company and for a period of twelve months following the termination of Mr. Driscoll's employment with our company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides information about outstanding equity awards held by the named executive officers at the end of 2009:

	Option Awards					Stock Awards
Name	Award Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share	Option Expiration Date	Number of Shares or Units of Stock that have not Vested(2)	Market Value of Shares or Units of Stock that have not Vested
Jason Macari	01/05/2009	77,500	232,500	$2.14	01/05/2019
Steven Gibree	03/07/2007	127,500	63,750	5.25	03/07/2017
	01/05/2009	6,250	18,750	2.14	01/15/2019
	01/15/2009	—	—	—	—	30,000	$134,700
	07/24/2009	—	50,000	2.55	07/24/2019
Joseph Driscoll	03/07/2007	127,500	63,750	5.25	03/07/2017
	01/05/2009	5,000	15,000	2.14	01/05/2019
	01/15/2009	—	—	—	—	30,000	$134,700
	07/24/2009	—	50,000	2.55	07/24/2019

(1)
For all option grants, the vesting schedule is as follows: 25% of the total number of shares subject to the options vest and become exercisable on each of the first, second, third and fourth anniversaries of the date of grant.

(2)
Mr. Gibree and Mr. Driscoll each received a restricted stock grant of 40,000 shares, of which 25% shares were immediately vested and the remaining shares vest in equal installments on the first, second, and third anniversaries of the date of grant.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon our review of the copies of such reports furnished to us during the fiscal year ended December 31, 2009, we believe that each person who, at any time during fiscal year 2009, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) requirements during 2009, except for the following: Dan Almagor filed a late Form 3 related to his becoming a reporting person; Joseph Driscoll filed two late Form 4s related to two stock option grants and a grant of restricted common stock; Steven Gibree filed two late Form 4s related to two stock option grants and a grant of restricted common stock; Jeffrey Hale filed a late Form 3 related to his becoming a reporting person and a late Form 4 related to a stock option grant; Myra Hart filed a late Form 4 related to a grant of restricted common stock; Jason Macari filed a late Form 4 related to a stock option grant; and Derial Sanders filed a late Form 3 related to his becoming a reporting person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In June 2007, we relocated to a new, 52,000 square foot headquarters/warehouse facility in Woonsocket, Rhode Island we constructed. The facility contains 12,000 square feet of office space and a 40,000 square foot warehouse. In March 2007, in connection with the KBL/Summer Predecessor merger, we acquired the facility from Faith Realty, an affiliated company owned by Messrs. Macari and Gibree. In connection with the acquisition of the facility, we assumed the obligations of Faith Realty under its $500,000 construction loan with Bank of America.

        In March 2009, our wholly owned subsidiary, Summer Infant (USA), Inc. ("Summer USA"), entered into a definitive agreement with Faith Realty II, LLC, a company whose members are Jason Macari, our current Chairman of the Board and Chief Executive Officer and his spouse. Under this agreement, Faith Realty purchased our corporate headquarters located at 1275 Park East Drive, Woonsocket, Rhode Island and subsequently leased the headquarters back to Summer USA. Faith Realty purchased the Headquarters for $4,052,500 and then leased the headquarters back to Summer USA for an annual rent of $390,000 for an initial seven-year term, payable monthly and in advance. The lease expires on its seventh anniversary unless an option period is exercised by Summer USA. If Summer USA elects to exercise the option, Summer USA will have the opportunity to extend the lease for one additional period of five years, and the annual rent for the first two years of the extension will be $429,000 and for the final three years of the extension will be $468,000. In addition, during the first six months of the last lease year of the initial term of the lease, Summer USA has the option to repurchase the headquarters for $4,457,750, or 110% of the initial sales price. With the majority of the proceeds of the sale of the headquarters, Summer USA paid off the construction loan relating to the headquarters.

 AUDIT COMMITTEE REPORT

        This Audit Committee Report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings.

        The Audit Committee reviews our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent outside auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

        In this context, the Audit Committee has reviewed and discussed with management and the independent outside auditors the audited financial statements. The Audit Committee has discussed with the independent outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent outside auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from us and our management. In addition, the Audit Committee has considered whether the independent outside auditor's provision of non-audit services to us is compatible with the auditor's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on SEC Form 10-K for the year ended December 31, 2009, for filing with the SEC.

        The foregoing report has been furnished by the current members of the Audit Committee.

        Richard Wenz, Chairman, Dan Almagor and Robert Stebenne

 PROPOSAL NUMBER TWO

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO DECREASE AUTHORIZED SHARES OF COMMON STOCK

        Our Amended and Restated Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), currently authorizes the issuance of up to 100,000,000 shares of common stock, and 1,000,000 shares of preferred stock. On April 14, 2010, our board of directors adopted a resolution setting forth a proposed amendment to Article IV of the Certificate of Incorporation, subject to stockholder approval, to decrease the shares of common stock that are authorized for issuance by 51,000,000 shares, bringing the total number of shares of common stock authorized for issuance to 49,000,000. No change will be made to any other provision of the Certificate of Incorporation.

        As of April 29, 2010, there were [15,437,477] shares of common stock issued and outstanding and 3,000,000 shares of common stock reserved for issuance under our 2006 Performance Equity Plan (including outstanding options). Accordingly, as of April 29, 2010, there were an aggregate of [18,437,477] shares issued and outstanding and reserved for issuance, leaving [81,562,523] shares available for future issuances. If this amendment is approved, the number of shares available for future issuances will be reduced to [30,562,523] shares.

        To implement the Amendment, the first paragraph of Article IV of our Certificate of Incorporation would be amended to read as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 50,000,000 of which 49,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share." A copy of the proposed Amendment is set forth in Annex A to this proxy statement.

        Our board of directors believes that it is advisable and in the best interests of the company and our stockholders to decrease the number of authorized shares of common stock. We currently do not anticipate that we will seek authorization from stockholders for issuance of additional shares of common stock unless required by applicable laws or exchange rules, and a reduction in number of authorized shares of common stock will allow the company to reduce its annual fees paid to the State of Delaware. Except for shares of common stock reserved for issuance under our 2006 Performance Equity Plan, the board of directors has no current plans to issue additional shares of common stock and believes that the company will still have sufficient authorized common stock remaining to enable us to respond to any business opportunities that may present themselves from time to time.

        The proposed decrease in the number of authorized shares of common stock could have a number of effects on our stockholders. The decrease could limit some anti-takeover strategies that the company may implement, as the number of additional shares that could be issued (within the limits imposed by applicable law) would be decreased. For example, additional shares could be issued by us as an anti-takeover strategy so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The board of directors is not aware of any attempt, or contemplated attempt, to acquire control of our company.

Vote Required

        The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal is required to approve this amendment to our Certificate of Incorporation.

Recommendation

        Our Board of Directors recommends a vote "FOR" the approval of the amendment to our Certificate of Incorporation decreasing the authorized number of shares of common stock from 100,000,000 to 49,000,000 shares.

 PROPOSAL NUMBER THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        Our Audit Committee has appointed Caturano and Company, P.C. ("Caturano"), an independent registered public accounting firm, to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2010 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Caturano will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

        On May 27, 2009, based on the decision of our Audit Committee, we dismissed McGladrey & Pullen, LLP ("M&P") as our company's independent registered public accounting firm. M&P's reports on the company's financial statements for the years ended December 31, 2008 and 2007 did not contain an adverse opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2008 and 2007 and through the date of dismissal, there were no disagreements with M&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to M&P's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the company's consolidated financial statements for such years. There were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        We provided M&P with a copy of the disclosures in the preceding two paragraphs and requested in writing that M&P furnish the company with a letter addressed to the SEC stating whether or not they agree with such disclosures. M&P provided a letter, dated May 27, 2009 stating its agreement with such statements, which was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on May 27, 2009.

        On May 27, 2009, we engaged Caturano to serve as the company's independent registered public accounting firm for the remainder of the fiscal year ending December 31, 2009. During the years ended December 31, 2008 and 2007 and through the date of the Audit Committee's decision, the company did not consult Caturano with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company's consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        The Audit Committee has considered whether the provision of non-audit services by Caturano is compatible with maintaining Caturano's independence.

Fees

        The following table shows the aggregate fees paid or accrued for audit and other services provided for the years ended December 31, 2009 and 2008:

	2009		2008(1)
Audit Fees	$210,540	(2)	$239,000
Audit-Related Fees	5,356	(3)	77,500
Tax Fees	—		—
All Other Fees	24,188	(4)	—
Total Fees	$240,084		$316,500

(1)
Represents fees paid to M&P only.

(2)
Represents $37,500 paid to M&P and $173,040 paid to Caturano.

(3)
Represents fees paid only to Caturano.

(4)
Represents $15,000 paid to M&P and $9,188 paid to Caturano.

        Audit Fees were for professional services rendered for the audit of our annual consolidated financial statements and review of consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees," specifically research on interest rate swaps.

        All Other Fees were for services other than the services reported above, specifically fees paid to (i) Caturano for work on Sarbanes-Oxley compliance and the company's Form S-3 filing in 2009 and (ii) M&P for work on the company's Form S-3 filing in 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

OTHER MATTERS

        We know of no other matters that may come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters. This discretionary authority is conferred by the proxy.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        In order to be included in the proxy statement and form of proxy for the 2011 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8, stockholder proposals must be received by us at our corporate offices in Woonsocket, Rhode Island, no later than [January 3], 2011. These proposals must also comply with the requirements as to form and substance established by the SEC if those proposals are to be included in the proxy statement and form of proxy.

        Stockholder proposals to be presented at the 2011 Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the proxy statement and form of proxy for the 2011 Annual Meeting, must be received in writing at our corporate offices no earlier than [March 4], 2011 and no later than [March 21], 2011.

By Order of the Board of Directors,
Jason Macari, Chairman

[May 3], 2010

 Annex A

CERTIFICATE OF AMENDMENT
OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SUMMER INFANT, INC.

        Summer Infant, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

          1.     The name of the corporation (hereinafter called the "Corporation") is Summer Infant, Inc.

          2.     The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 9, 2004 (the "Certificate").

          3.     The Certificate was amended and restated by the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 6, 2007, (the "Restated Certificate").

          4.     The Restated Certificate is hereby amended by deleting the text of the first paragraph of Article Fourth in its entirety and substituting in lieu thereof the following:

      "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 50,000,000, of which 49,000,000 shares shall be common stock, having a par value of $0.0001 per share, and 1,000,000 shares shall be preferred stock, having a par value of $0.0001 per share."

          5.     The amendment of the Restated Certificate herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed and acknowledged by the undersigned on this      day of                , 2010.

SUMMER INFANT, INC.
By:
Name:
Title:

A-1

 SUMMER INFANT, INC.

Proxy for 2010 Annual Meeting of Stockholders

June 3, 2010

This Proxy is Solicited on Behalf of the Board of Directors.

         The undersigned hereby appoints Jason Macari and Joseph Driscoll, and either one of them, proxies of the undersigned, with power of substitution, to act for and to vote all shares of Summer Infant, Inc. common stock owned by the undersigned, upon the matters set forth in the Notice of Meeting and related Proxy Statement at the Annual Meeting of Stockholders of Summer Infant, Inc., to be held at 10:00 a.m. on Thursday, June 3, 2010, at Summer Infant, Inc.'s principal offices, 1275 Park East Drive, Woonsocket, Rhode Island, and any adjournments of the meeting. The proxies, and either one of them, are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting, or adjournments of the meeting.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY—(Continued from reverse side)

YOUR SHARES WILL BE VOTED FOR THE FOLLOWING PROPOSALS UNLESS OTHERWISE INDICATED. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:    ☒

1.	ELECTION OF DIRECTORS. To elect two Class C directors, each to serve for a three-year term expiring in 2013:
☐ FOR ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instruction below)
NOMINEES: o Dan Almagor o Jason Macari
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •
2.	AMENDMENT OF CERTIFICATE OF INCORPORATION. To amend our Amended and Restated Certificate of Information to decrease the number of authorized shares of common stock from 100,000,000 to 49,000,000;
☐ FOR
☐ AGAINST
☐ ABSTAIN
3.
RATIFICATION OF AUDITORS. To ratify the appointment of Caturano and Company, P.C., an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2010.
☐ FOR
☐ AGAINST
☐ ABSTAIN

And upon such business which may properly come before the meeting or any adjournment or adjournments thereof.

Signature of Stockholder	Date
Signature of Stockholder	Date

NOTE:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign name by authorized person.

QuickLinks

OWNERSHIP OF SUMMER INFANT, INC. COMMON STOCK
PROPOSAL NUMBER ONE ELECTION OF DIRECTORS
Director Compensation in 2009
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
PROPOSAL NUMBER TWO
AMENDMENT TO CERTIFICATE OF INCORPORATION TO DECREASE AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL NUMBER THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
Annex A
CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SUMMER INFANT, INC.
SUMMER INFANT, INC. Proxy for 2010 Annual Meeting of Stockholders June 3, 2010